EXHIBIT 99.1

News Release

Contact:	Lauralee Martin
Title:	Chief Operating and Financial Officer
Phone:	+1 312 228 2073

Jones Lang LaSalle Reports Second-Quarter 2010 Net Income of $32 Million

Revenue of $680 million; earnings per share of $0.72

CHICAGO, July 27, 2010 – Jones Lang LaSalle Incorporated (NYSE: JLL), the leading integrated financial and professional services firm specializing in real estate, today reported net income of $32 million on a U.S. GAAP basis, or $0.72 per share, for the quarter ended June 30, 2010. This compares with a net loss of $14 million on a U.S. GAAP basis, or $0.40 per share, for the quarter ended June 30, 2009. Adjusting for Restructuring and certain non-cash co-investment charges in the second quarter of 2010, net income would have been $37 million, or $0.83 per share, compared with adjusted net income of $11 million, or $0.30 per share, in 2009. The firm’s adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) was $78 million for the second quarter of 2010 compared with adjusted EBITDA of $49 million for the same period in 2009. Revenue for the second quarter of 2010 was $680 million, compared with $576 million in the second quarter of 2009, an increase of 18 percent in U.S. dollars and in local currency.

On a year-to-date basis net income was $32 million, or $0.73 per share, compared with a net loss of $76 million, or $2.15 per share, for the first half of 2009. Adjusted EBITDA on a year-to-date basis was $115 million compared with adjusted EBITDA of $60 million in 2009. Revenue for the first six months of 2010 was $1.3 billion, compared with $1.1 billion in 2009, an increase of 18 percent, 15 percent in local currency.

Second-Quarter 2010 Highlights:

•	Revenue up 18 percent in local currency compared with the second quarter of 2009

•	Revenue growth in Leasing and Capital Markets across all regions

•	Continued annuity revenue growth; Property and Facility Management revenue up 15 percent in local currency

•	Solid operating income improvement in all segments

Jones Lang LaSalle Reports Second-Quarter 2010 Net Income – Page 2

Results included $4 million of Restructuring charges in the second quarter of 2010, compared with $15 million in 2009. Second-quarter results also included $2 million of non-cash co-investment impairment charges, compared with $15 million in 2009. Restructuring charges are excluded from segment operating results although they are included for consolidated reporting. Non-cash co-investment impairments are included in Equity losses at the consolidated and segment reporting levels.

On a year-to-date basis, results included $5 million of Restructuring charges, compared with $32 million in 2009, and $9 million of co-investment impairment charges compared with $44 million in 2009.

“We are pleased with our second-quarter results, which showed a solid performance based broadly across our geographies and service lines,” said Colin Dyer, Chief Executive Officer of Jones Lang LaSalle. “Business prospects for the year remain good, and we are moving forward with confidence while watching market and economic dynamics. Our competitive position is strong in real estate markets, which continue their cyclical recovery.”

Business Line Revenue Comparison (in millions, “LC” = local currency)

	Three Months Ended June 30,		% Change In LC	Six Months Ended June 30,		% Change In LC
	2010	2009		2010	2009
Investor and Occupier Services
Leasing	$234.6	$181.4	30%	$405.0	$318.3	26%
Capital Markets & Hotels	63.4	38.6	65%	115.7	66.9	67%
Property & Facility Management	168.1	142.7	15%	328.7	277.2	13%
Project & Development Services	80.8	76.5	7%	149.1	147.5	0%
Advisory, Consulting and Other	74.0	73.3	2%	137.7	130.6	4%

Total IOS revenue	620.9	512.5	21%	1,136.2	940.5	18%

LaSalle Investment Management
Advisory fees	$56.0	$59.0	(6%)	$114.4	$118.9	(7%)
Transaction and Incentive fees	3.4	4.6	(28%)	10.4	11.0	(12%)

Total Investment Management	$59.4	$63.6	(7%)	$124.8	$129.9	(7%)

Total Firm Revenue	$680.3	$576.1	18%	$1,261.0	$1,070.4	15%

Operating expenses excluding Restructuring charges were $619 million for the second quarter, compared with $543 million in 2009. On a local currency basis, operating expenses excluding Restructuring charges increased 13 percent, primarily as a result of increased incentive compensation related to transactional revenue and costs associated with winning new business. While operating expenses increased, total compensation as a percentage of firm revenue for the second quarter was 64.4 percent, compared with 66.2 percent in the second quarter of last year.

Year-to-date operating expenses excluding Restructuring charges were $1.2 billion, an increase of 10 percent in local currency compared with the first half of 2009. Total compensation as a percent of firm revenue on a year-to-date basis was 65.5 percent in 2010, compared with 67.6 percent for the first half of 2009.

Jones Lang LaSalle Reports Second-Quarter 2010 Net Income – Page 3

Adjusted operating income margin improved to 9.0 percent in the second quarter, compared with a 5.7 percent margin in the same period of 2009. Year-to-date adjusted operating income margin through the first half of the year was 6.4 percent, reflecting the seasonally low-margin first-quarter period.

Balance Sheet

The firm’s outstanding debt on its long-term credit facilities was $268 million at June 30, 2010, compared with $398 million at June 30, 2009. Total net debt, including deferred business acquisition obligations, was $648 million, a $134 million decrease from June 30, 2009. The firm anticipates making the first deferred payment related to the Staubach acquisition for $78 million in the third quarter of 2010.

Business Segment Second-Quarter and Year-to-Date Performance Highlights

Americas Investor and Occupier Services

Second-quarter revenue in the Americas region was $296 million, an increase of 19 percent, 18 percent in local currency, over the prior year, driven by increased transactional activities, both in Leasing, which increased 25 percent year over year, and Capital Markets and Hotels.

	Three Months Ended June 30,		% Change in LC	Six Months Ended June 30,		% Change in LC
Americas (in millions)	2010	2009		2010	2009
Leasing	$151.4	$121.4	25%	$257.6	$211.1	22%
Capital Markets & Hotels	14.3	6.0	138%	23.8	13.6	73%
Property & Facility Management	62.0	51.0	21%	120.2	94.6	26%
Project & Development Services	38.5	40.8	(6%)	70.1	79.4	(12%)
Advisory, Consulting and Other	29.3	29.2	0%	52.0	50.7	2%

Operating revenue	$295.5	$248.4	18%	$523.7	$449.4	16%
Equity earnings (losses)	0.0	0.2	n/m	0.2	(1.2)	n/m

Total segment revenue	$295.5	$248.6	18%	$523.9	$448.2	16%

n/m – not meaningful

Operating expenses were $263 million in the second quarter, 14 percent higher than a year ago, driven by higher incentive compensation expense related to increased transaction revenue as well as the cost of serving more outsourcing clients. Year-to-date operating expenses were $482 million, compared with $434 million for the same period in 2009.

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Jones Lang LaSalle Reports Second-Quarter 2010 Net Income – Page 4

The region’s EBITDA for the second quarter of 2010 was $41 million, compared with $31 million for the same period last year. Year-to-date EBITDA for 2010 was $59 million compared with $43 million for the first six months of 2009.

EMEA Investor and Occupier Services

EMEA’s second-quarter revenue was $171 million in 2010 compared with $143 million in 2009, an increase of 20 percent, 26 percent in local currency. The most significant revenue improvements were made in France and England, up 48 percent and 40 percent, respectively, in local currency compared with the second quarter of 2009. Year-to-date revenue in the region was $322 million in 2010 compared with $264 million in 2009, an increase of 22 percent in USD and in local currency.

	Three Months Ended June 30,		% Change in LC	Six Months Ended June 30,		% Change in LC
EMEA (in millions)	2010	2009		2010	2009
Leasing	$46.8	$36.5	36%	$85.5	$66.2	30%
Capital Markets & Hotels	32.0	22.7	50%	58.2	38.4	52%
Property & Facility Management	35.2	28.8	27%	69.7	58.7	16%
Project & Development Services	27.6	26.1	13%	53.6	47.5	13%
Advisory, Consulting and Other	29.1	29.4	5%	55.2	53.8	3%

Operating revenue	$170.7	$143.5	26%	$322.2	$264.6	22%
Equity earnings (losses)	0.0	(0.6)	n/m	0.0	(1.0)	n/m

Total segment revenue	$170.7	$142.9	26%	$322.2	$263.6	22%

n/m – not meaningful

Operating expenses were $165 million in the second quarter, an increase of 15 percent from the prior year, 21 percent in local currency, primarily due to increased variable compensation expense related to improved year-over-year performance. Year-to-date operating expenses were $326 million, an increase of 14 percent, 13 percent in local currency.

The region’s EBITDA for the second quarter of 2010 was $10 million, compared with $4 million for the same period last year. Year-to-date EBITDA for 2010 was $5 million compared with an EBITDA loss of $12 million for the first six months of 2009.

Asia Pacific Investor and Occupier Services

Revenue in the Asia Pacific region was $155 million for the second quarter of 2010, compared with $119 million for the same period in 2009, an increase of 30 percent, 21 percent in local currency. The year-over-year increase was driven by transactional revenue improvement compared with a year ago. Year-to-date revenue in the region was $290 million in 2010, an increase of 30 percent compared with the same period in 2009, 18 percent in local currency.

Jones Lang LaSalle Reports Second-Quarter 2010 Net Income – Page 5

	Three Months Ended June 30,		% Change in LC	Six Months Ended June 30,		% Change in LC
Asia Pacific (in millions)	2010	2009		2010	2009
Leasing	$36.4	$23.5	46%	$61.9	$41.0	40%
Capital Markets & Hotels	17.1	9.9	56%	33.7	14.9	96%
Property & Facility Management	70.9	62.9	5%	138.8	123.9	2%
Project & Development Services	14.7	9.6	43%	25.4	20.6	14%
Advisory, Consulting and Other	15.6	14.8	(1%)	30.5	26.1	8%

Operating revenue	$154.7	$120.7	20%	$290.3	$226.5	17%
Equity earnings (losses)	0.0	(1.4)	n/m	0.0	(2.4)	n/m

Total segment revenue	$154.7	$119.3	21%	$290.3	$224.1	18%

n/m – not meaningful

Operating expenses for the region were $144 million for the quarter, compared with $117 million in 2009, an increase of 15 percent year over year in local currency. Operating expenses were $274 million for the first half of 2010, compared with $225 million in 2009, an increase of 11 percent in local currency.

The region’s EBITDA for the second quarter of 2010 was $14 million, compared with $6 million for the same period last year. Year-to-date EBITDA for 2010 was $23 million compared with $5 million for the first six months of 2009.

LaSalle Investment Management

LaSalle Investment Management’s second-quarter Advisory fees were $56 million, down 5 percent, 6 percent in local currency. Year-to-date Advisory fees were $114 million, compared with $119 million through the first six months of 2009. The business recognized Incentive fees of $3 million in the second quarter of 2010 and $10 million for the first half of 2010. Asset purchases, a key driver of Transaction fees, were limited by the low levels of attractive assets available.

LaSalle Investment Management	Three Months Ended June 30,		% Change in LC	Six Months Ended June 30,		% Change in LC
(in millions)	2010	2009		2010	2009
Advisory fees	$56.0	$59.0	(6%)	$114.4	$118.9	(7%)
Transaction and Incentive fees	3.4	4.6	(28%)	10.4	11.0	(12%)

Operating revenue	$59.4	$63.6	(7%)	$124.8	$129.9	(7%)
Equity losses	(2.8)	(17.5)	n/m	(9.1)	(46.7)	n/m

Total segment revenue	$56.6	$46.1	22%	$115.7	$83.2	34%

n/m – not meaningful

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Jones Lang LaSalle Reports Second-Quarter 2010 Net Income – Page 6

During the quarter, LaSalle Investment Management secured an additional portfolio assignment of $700 million from an existing separate account client and raised nearly $200 million of net equity for its funds and public securities business. New commitments and additional portfolio takeovers reflect LaSalle’s strong performance track record and reputation in the market. At the end of the second quarter assets under management were $38.3 billion.

Summary

The firm has demonstrated its competitive strength coming out of the economic downturn and is pleased with its performance through the first half of the year. It continues to focus on controlling costs to enhance operating margins, with increased variable compensation reflecting improved business performance. The firm protected market positions and key transaction staffing through the recession, which has added growth opportunities, and it has expanded its outsourcing capabilities into local and global markets.

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Jones Lang LaSalle Reports Second-Quarter 2010 Net Income – Page 7

Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in Jones Lang LaSalle’s Annual Report on Form 10-K for the year ended December 31, 2009, and in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and in other reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle’s expectations or results, or any change in events.

About Jones Lang LaSalle

Jones Lang LaSalle (NYSE: JLL) is a financial and professional services firm specializing in real estate. The firm offers integrated services delivered by expert teams worldwide to clients seeking increased value by owning, occupying or investing in real estate. With 2009 global revenue of $2.5 billion, Jones Lang LaSalle serves clients in 60 countries from 750 locations worldwide, including 180 corporate offices. The firm is an industry leader in property and corporate facility management services, with a portfolio of approximately 1.6 billion square feet worldwide. LaSalle Investment Management, the company’s investment management business, is one of the world’s largest and most diverse in real estate with approximately $38 billion of assets under management. For further information, please visit the company’s Web site, www.joneslanglasalle.com.

200 East Randolph Drive Chicago Illinois 60601 | 22 Hanover Square London W1A 2BN | 9 Raffles Place #39–00 Republic Plaza Singapore 048619

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Jones Lang LaSalle Reports Second-Quarter 2010 Net Income – Page 8

Conference Call

The firm will conduct a conference call for shareholders, analysts and investment professionals on Wednesday, July 28 at 9:00 a.m. EDT.

To participate in the teleconference, please dial into one of the following phone numbers five to 10 minutes before the start time:

• U.S. callers:	+1 877 809 9540
• International callers:	+1 706 679 7364
• Pass code:	86686985

Webcast

Follow these steps to listen to the webcast:

1. You must have a minimum 14.4 Kbps Internet connection

2. Log on to http://www.videonewswire.com/event.asp?id=70597 and follow instructions

3. Download free Windows Media Player software: (link located under registration form)

4. If you experience problems listening, send an e-mail to prnwebcast@multivu.com

Supplemental Information

Supplemental information regarding the second quarter 2010 earnings call has been posted to the Investor Relations section of the company’s Web site: www.joneslanglasalle.com.

Conference Call Replay

Available: 12:00 p.m. EDT Wednesday, July 28 through 11:59 p.m. EDT Wednesday, August 4 at the following numbers:

• U.S. callers:	+1 800 642 1687
• International callers:	+1 706 645 9291
• Pass code:	86686985

Web Audio Replay

Audio replay will be available for download or stream. This information and link is also available on the company’s Web site: www.joneslanglasalle.com.

If you have any questions, call Yvonne Peterson of Jones Lang LaSalle’s Investor Relations department at +1 312 228 2919.

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JONES LANG LASALLE INCORPORATED

Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2010 and 2009

(in thousands, except share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue	$680,319	$576,138	$1,260,981	$1,070,350
Operating expenses:
Compensation and benefits	438,408	381,376	825,789	723,931
Operating, administrative and other	163,042	140,653	319,495	278,276
Depreciation and amortization	17,532	21,367	35,246	45,887
Restructuring charges	3,996	15,386	5,116	32,428

Total operating expenses	622,978	558,782	1,185,646	1,080,522

Operating income (loss)	57,341	17,356	75,335	(10,172)
Interest expense, net of interest income	12,918	14,528	24,248	27,286
Equity losses from unconsolidated ventures	(2,796)	(19,248)	(8,924)	(51,271)

Income (loss) before income taxes and noncontrolling interest	41,627	(16,420)	42,163	(88,729)
Provision (benefit) for income taxes	9,574	(2,463)	9,698	(13,310)

Net income (loss)	32,053	(13,957)	32,465	(75,419)
Net income attributable to noncontrolling interest	78	190	246	202

Net income (loss) attributable to the Company	$31,975	$(14,147)	$32,219	$(75,621)

Net income (loss) attributable to common shareholders	$31,757	$(14,433)	$32,001	$(75,907)

Basic earnings (loss) per common share	$0.76	$(0.40)	$0.76	$(2.15)
Basic weighted average shares outstanding	42,037,112	35,835,788	41,975,448	35,231,252

Diluted earnings (loss) per common share	$0.72	$(0.40)	$0.73	$(2.15)

Diluted weighted average shares outstanding	44,249,698	35,835,788	44,085,326	35,231,252

EBITDA	$71,781	$18,999	$101,193	$(16,044)

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Segment Operating Results

For the Three and Six Months Ended June 30, 2010 and 2009

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
INVESTOR & OCCUPIER SERVICES
AMERICAS
Revenue:
Operating revenue	$295,485	$248,354	$523,683	$449,389
Equity income (losses)	36	233	241	(1,211)

	295,521	248,587	523,924	448,178
Operating expenses:
Compensation, operating and administrative expenses	254,217	217,416	464,666	405,575
Depreciation and amortization	8,861	12,523	17,718	28,439

	263,078	229,939	482,384	434,014

Operating income	$32,443	$18,648	$41,540	$14,164

EBITDA	$41,304	$31,171	$59,258	$42,603

EMEA
Revenue:
Operating revenue	$170,762	$143,451	$322,167	$264,590
Equity losses	(15)	(580)	(33)	(959)

	170,747	142,871	322,134	263,631
Operating expenses:
Compensation, operating and administrative expenses	160,554	138,374	316,814	275,316
Depreciation and amortization	4,308	5,234	9,027	10,376

	164,862	143,608	325,841	285,692

Operating income (loss)	$5,885	$(737)	$(3,707)	$(22,061)

EBITDA	$10,193	$4,497	$5,320	$(11,685)

ASIA PACIFIC
Revenue:
Operating revenue	$154,704	$120,671	$290,349	$226,473
Equity losses	—	(1,401)	—	(2,372)

	154,704	119,270	290,349	224,101
Operating expenses:
Compensation, operating and administrative expenses	140,494	113,535	267,592	219,053
Depreciation and amortization	3,094	3,072	6,333	5,993

	143,588	116,607	273,925	225,046

Operating income (loss)	$11,116	$2,663	$16,424	$(945)

EBITDA	$14,210	$5,735	$22,757	$5,048

LASALLE INVESTMENT MANAGEMENT
Revenue:
Operating revenue	$59,368	$63,662	$124,782	$129,898
Equity losses	(2,817)	(17,500)	(9,132)	(46,729)

	56,551	46,162	115,650	83,169
Operating expenses:
Compensation, operating and administrative expenses	46,184	52,704	96,211	102,263
Depreciation and amortization	1,270	538	2,169	1,079

	47,454	53,242	98,380	103,342

Operating income (loss)	$9,097	$(7,080)	$17,270	$(20,173)

EBITDA	$10,367	$(6,542)	$19,439	$(19,094)

Total segment revenue	677,523	556,890	1,252,057	1,019,079
Reclassification of equity losses	(2,796)	(19,248)	(8,924)	(51,271)

Total revenue	$680,319	$576,138	$1,260,981	$1,070,350

Total operating expenses before restructuring charges	618,982	543,396	1,180,530	1,048,094

Operating income before restructuring charges	$61,337	$32,742	$80,451	$22,256

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Consolidated Balance Sheets

June 30, 2010, December 31, 2009 and June 30, 2009

(in thousands)

	June 30, 2010 (Unaudited)	December 31, 2009	June 30, 2009 (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$54,994	$69,263	$44,324
Trade receivables, net of allowances	621,523	669,993	592,782
Notes and other receivables	80,035	73,984	84,147
Prepaid expenses	41,729	35,689	37,700
Deferred tax assets	79,985	82,793	124,246
Other	16,443	8,196	6,824

Total current assets	894,709	939,918	890,023
Property and equipment, net of accumulated depreciation	192,498	213,708	221,787
Goodwill, with indefinite useful lives	1,399,668	1,441,951	1,482,067
Identified intangibles, with finite useful lives, net of accumulated amortization	30,856	36,791	42,897
Investments in real estate ventures	162,106	167,310	152,458
Long-term receivables	46,376	52,941	51,606
Deferred tax assets	139,283	139,406	72,256
Other	101,642	104,908	67,703

Total assets	$2,967,138	$3,096,933	$2,980,797

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$300,903	$347,650	$309,557
Accrued compensation	302,341	479,628	266,717
Short-term borrowings	63,737	23,399	40,212
Deferred tax liabilities	1,164	1,164	3,546
Deferred income	36,775	38,575	30,121
Deferred business acquisition obligations	92,393	106,330	26,436
Other	105,069	98,349	86,206

Total current liabilities	902,382	1,095,095	762,795
Noncurrent liabilities:
Credit facilities	268,000	175,000	398,072
Deferred tax liabilities	7,797	3,210	4,349
Deferred compensation	21,013	27,039	32,061
Pension liabilities	6,579	8,210	4,244
Deferred business acquisition obligations	279,334	287,259	361,948
Minority shareholder redemption liability	33,273	32,475	44,251
Other	72,448	86,031	78,656

Total liabilities	1,590,826	1,714,319	1,686,376
Company shareholders’ equity:
Common stock, $.01 par value per share, 100,000,000 shares authorized;
42,059,599, 41,843,947 and 41,289,913 shares issued and outstanding as of
June 30, 2010, December 31, 2009, and June 30, 2009, respectively	421	418	413
Additional paid-in capital	870,368	854,227	845,210
Retained earnings	559,188	531,456	463,883
Shares held in trust	(5,003)	(5,196)	(3,513)
Accumulated other comprehensive loss	(51,532)	(1,976)	(15,330)

Total Company shareholders’ equity	1,373,442	1,378,929	1,290,663
Noncontrolling interest	2,870	3,685	3,758

Total equity	1,376,312	1,382,614	1,294,421

Total liabilities and equity	$2,967,138	$3,096,933	$2,980,797

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Summarized Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2010 and 2009

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2010	2009
Cash used in operating activities	$(80,363)	$(85,861)

Cash used in investing activities	(58,359)	(49,645)

Cash provided by financing activities	124,453	133,937

Net decrease in cash and cash equivalents	(14,269)	(1,569)

Cash and cash equivalents, beginning of period	69,263	45,893

Cash and cash equivalents, end of period	$54,994	$44,324

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Financial Statement Notes

1.	Charges excluded from GAAP net income (loss) to arrive at adjusted net income (loss) for the quarters and year-to-date periods ended June 30, 2010, and June 30, 2009, respectively, are primarily severance costs and non-cash co-investment charges. Below are reconciliations of GAAP net income (loss) to adjusted net income (loss) and calculations of earnings (loss) per share (“EPS”) for each net income (loss) total (in millions after tax, except per share):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
GAAP net income (loss)	$31.8	$(14.4)	$32.0	$(75.9)
Shares (in 000s)	44,250	35,836	44,085	35,231

GAAP earnings (loss) per share	$0.72	$(0.40)	$0.73	$(2.15)

GAAP net income (loss)	$31.8	$(14.4)	$32.0	$(75.9)
Restructuring, net of tax	3.1	13.1	3.9	27.6
Non-cash co-investment charges, net of tax	1.7	12.7	6.7	37.2

Adjusted net income (loss)	36.6	11.4	42.6	(11.1)
Shares (in 000s)	44,250	37,652	44,085	35,231

Adjusted earnings (loss) per share	$0.83	$0.30	$0.97	$(0.31)

Basic shares outstanding were used in the calculations of GAAP EPS for the three and six months ended June 30, 2009, and in the calculation of adjusted EPS for the six months ended June 30, 2009, as the use of dilutive shares outstanding would have caused those EPS calculations to be anti-dilutive.

2.	Adjusted EBITDA represents EBITDA adjusted for Restructuring and non-cash co-investment charges. EBITDA represents earnings before interest expense, net of interest income, income taxes, depreciation and amortization. Although adjusted EBITDA and EBITDA are non-GAAP financial measures, they are used extensively by management and are useful to investors and lenders as metrics for evaluating operating performance and liquidity. The firm believes that adjusted EBITDA and EBITDA are indicators of ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used in the calculations of certain covenants related to the firm’s revolving credit facility. However, adjusted EBITDA and EBITDA should not be considered as alternatives either to net income (loss) or net cash provided by (used in) operating activities, both of which are determined in accordance with GAAP. Because adjusted EBITDA and EBITDA are not calculated under GAAP, the firm’s adjusted EBITDA and EBITDA may not be comparable to similarly titled measures used by other companies.

Below is a reconciliation of net income (loss) to EBITDA and adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net income (loss)	$31,757	$(14,433)	$32,001	$(75,907)
Add (Deduct):
Interest expense, net of interest income	12,918	14,528	24,248	27,286
Provision (Benefit) for income taxes	9,574	(2,463)	9,698	(13,310)
Depreciation and amortization	17,532	21,367	35,246	45,887

EBITDA	$71,781	$18,999	$101,193	$(16,044)

Add:
Non-cash co-investment charges	2,188	14,915	8,656	43,847
Restructuring	3,996	15,386	5,116	32,428

Adjusted EBITDA	$77,965	$49,300	$114,965	$60,231

Below is a reconciliation of net cash from operating activities, the most comparable cash flow measure on the consolidated statements of cash flows, to EBITDA and adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net cash provided by (used in) operating activities	$65,969	$(81,995)	$(80,363)	$(85,861)
Add:
Interest expense, net of interest income	12,918	14,528	24,248	27,286
Change in working capital and non-cash expenses	(16,680)	88,929	147,610	55,841
Provision (Benefit) for income taxes	9,574	(2,463)	9,698	(13,310)

EBITDA	$71,781	$18,999	$101,193	$(16,044)

Add:
Non-cash co-investment charges	2,188	14,915	8,656	43,847
Restructuring	3,996	15,386	5,116	32,428

Adjusted EBITDA	$77,965	$49,300	$114,965	$60,231

3.	For purposes of segment operating results, the allocation of restructuring charges to the segments has been determined to not be meaningful to investors, so the performance of segment results has been evaluated without allocation of these charges.

4.	Each geographic region offers the firm’s full range of Investor Services, Capital Markets and Occupier Services. The Investor and Occupier Services business consists primarily of tenant representation and agency leasing; capital markets; property management and facilities management; project and development services; and advisory, consulting and valuations services. The Investment Management segment provides investment management services to institutional investors and high-net-worth individuals.

5.	The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the firm’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, to be filed with the Securities and Exchange Commission shortly.

6.	EMEA refers to Europe, Middle East, and Africa. MENA refers to Middle East and North Africa.

7.	Certain prior year amounts have been reclassified to conform to the current presentation.